EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Darden Restaurants, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-191491 and 333-169789) and on Form S-8 (Nos. 333-191490, 333-178876, 333-57410, 333-91579, 333-105056, 333-124363, 333-122560, 333-148260, 333-146464, 333-156557 and 333-169788) of Darden Restaurants, Inc. of our reports dated July 24, 2015, with respect to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 31, 2015 and May 25, 2014, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 2015, and the effectiveness of internal control over financial reporting as of May 31, 2015, which reports are included in the 2015 Annual Report to Shareholders included as an exhibit to the annual report on Form 10-K of Darden Restaurants, Inc.
/s/ KPMG LLP
Orlando, Florida
July 24, 2015
Certified Public Accountants